UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2019

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

2010 Long Term Incentive and Stock Award Plan

At the 2019 Annual Meeting of Stockholders of XOMA Corporation (the “Company”), held on May 16, 2019 (the “Annual Meeting”), the Company’s stockholders voted on and approved the amendment to the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “Long Term Incentive Plan”).

The amendment (a) increases the number of shares of common stock of the Company issuable over the term of the Long Term Incentive Plan by an additional 450,000 shares to 3,029,062 shares in the aggregate; (b) increases the number of shares of common stock of the Company issuable under the Long Term Incentive Plan as incentive stock options by an additional 450,000 shares to 3,029,062 shares in the aggregate; (c) extends the term of the Long Term Incentive Plan until April 1, 2029; (d) limits the total combined value of cash paid and stock awards granted to a nonemployee director in any year to $750,000 in total value; and (e) eliminates certain references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), eliminates performance cash awards, and eliminates individual grant limits that applied under the Long Term Incentive Plan to awards that were intended to comply with the exemption for “performance-based compensation” under Code Section 162(m), because those provisions were originally included in the Long Term Incentive Plan in order to allow the Company to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

A summary of the material features of the Long Term Incentive Plan is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 5, 2019 (the “Proxy Statement”). The description of the amendment is qualified in its entirety by reference to the text of the Long Term Incentive Plan included in the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting virtually via live webcast, pursuant to notice duly given. Only stockholders of record as of the close of business on March 22, 2019 were entitled to vote at the Annual Meeting. As of March 22, 2019, the record date for the Annual Meeting, 8,713,209 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 5,229,446 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

(a) Proposal 1. Each of the six (6) nominees for election to the Board was elected to serve for a one-year term based upon the following votes:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON- VOTES
James R. Neal	3,113,561	33,696	2,082,189
W. Denman Van Ness	2,505,041	642,216	2,082,189
Joseph M. Limber	3,117,291	29,966	2,082,189
Jack L. Wyszomierski	2,504,064	643,193	2,082,189
Matthew D. Perry	2,912,330	234,927	2,082,189
Barbara Kosacz	2,948,582	198,675	2,082,189

(b) Proposal 2. The appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the 2019 fiscal year was ratified based upon the following votes:

Votes for	5,176,609
Votes against	26,717
Abstentions	26,120

(c) Proposal 3. The amendment to the Long Term Incentive Plan was approved based upon the following votes:

Votes for	2,687,434
Votes against	448,538
Abstentions	11,285
Broker non-votes	2,082,189

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1*	Amended and Restated 2010 Long Term Incentive and Stock Award Plan

*	Incorporated by reference from the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: May 20, 2019	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer